Exhibit 32.2

In connection with the Quarterly Report of Wejo Group Limited (the “Company”) on Form 10-Q/A for the quarterly period ended September 30, 2021, as filed with the Securities and Exchange Commission (the “Report”), I, John Maxwell, Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. §1350, as added by §906 of the Sarbanes-Oxley Act of 2002, that:

1. The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2. To my knowledge, the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company as of and for the period covered by the Report.

Date: December 17, 2021	By:	/s/ John Maxwell
John Maxwell
Chief Financial Officer
(Principal Financial Officer)